Exhibit 99.10(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

FREDERICK R. BELLAMY

DIRECT LINE: 202.383.0126

E-mail: fred.bellamy@sutherland.com

April 19, 2013

VIA EDGAR

Board of Directors

Protective Life and Annuity Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

Re:                             Protective Variable Annuity NY (2012)

Post-Effective Amendment No. 4

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 333-179963) by Protective Life and Annuity Insurance Company and Variable Annuity Account A of Protective Life with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Frederick R. Bellamy
Frederick R. Bellamy